Execution Version

Exhibit 10.1

Third Amendment to Amended and Restated First Lien Credit Agreement

This Third Amendment to Amended and Restated First Lien Credit Agreement (this “Amendment”) is entered into as of April 6, 2020 (the “Third Amendment Closing Date”), by and among Turning Point Brands, Inc., a Delaware corporation (the “Borrower”), the Guarantors party hereto, the Lenders party hereto, and Fifth Third Bank, National Association, as Administrative Agent and L/C Issuer.

Recitals:

A.          The Borrower, the Guarantors party thereto, the Lenders party thereto, and the Administrative Agent are party to an Amended and Restated First Lien Credit Agreement dated as of March 7, 2018 (as amended, modified, restated, or supplemented from time to time, the “Credit Agreement”).

B.          The Borrower has requested that the Administrative Agent and the Required Lenders make certain amendments to the Credit Agreement to permit NTC to incur indebtedness pursuant to the Paycheck Protection Program established under CARES Act, and the Administrative Agent and the Required Lenders have agreed to such requests pursuant to the terms and conditions set forth herein.

Now, Therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1.        Incorporation of Recitals; Defined Terms.

The Borrower and the Guarantors acknowledge that the Recitals set forth above are true and correct.  This Amendment shall constitute a Loan Document, and the Recitals shall be construed as part of this Amendment.  Each capitalized term used but not otherwise defined herein, including capitalized terms used in the introductory paragraph hereof and the Recitals, has the meaning assigned to it in the Credit Agreement.

Section 2.        Amendments.

Upon satisfaction of the conditions precedent set forth in Section 3 hereof, the Credit Agreement shall be and hereby is amended as follows:

2.1.       Section 1.1 of the Credit Agreement shall be amended by inserting new definitions of “CARES Act”, “Origination Date”, “Paycheck Protection Program”, “SBA”, “SBA Paycheck Protection Program Loan” in alphabetical order in each case to read as follows:

“CARES Act” means the Coronavirus Aid, Relief, and Economic Security (CARES) Act of 2020, as interpreted and applied by the SBA.

“Origination Date” means on or around April 6, 2020.

“Paycheck Protection Program” means the Paycheck Protection Program established under Division A, Title I of the CARES Act.

“SBA” means the U.S. Small Business Administration or any successor agency.

“SBA Paycheck Protection Program Loan” means that certain unsecured, non-recourse covered loan incurred by NTC under the Paycheck Protection Program on the Origination Date, in an aggregate amount equal to $7,485,047.

“Third Amendment Effective Date” means April 6, 2020.

2.2.       Section 6.2 of the Credit Agreement (Certificates; Other Reports) is hereby amended by amending and restating clause (g) in its entirety to read as follows:

(g) (i) promptly after any occurrence thereof, a statement summarizing any non-compliance in any material respect with the terms and conditions of the SBA Paycheck Protection Program Loan and (ii) as soon as available, but in no event no later than two (2) Business Days after receipt or completion thereof, as applicable, (A) any and all application materials, notices, and other documents delivered or required to be delivered by NTC or any of its Affiliates to the SBA Paycheck Protection Program Loan lender and (B) copies of any notices or other documents received by NTC or any of its Affiliates in respect of the SBA Paycheck Protection Program Loan;

2.3.       Section 6 of the Credit Agreement is further amended by adding a new Section 6.24 in numerical order therein, such new Section 6.24 to read as follows:

Section 6.24.  SBA Compliance.  The Loan Parties do not presently engage in (and will not hereafter engage in) any activities prohibited by the CARES Act, and no Loan Party will use (directly or indirectly) the proceeds from the SBA Paycheck Protection Program Loan for any purpose for which a recipient of a covered loan received under the CARES Act is prohibited under the CARES Act.  The Loan Parties shall take all actions necessary to maintain eligibility under the Paycheck Protection Program and shall comply in all material respects with the terms and conditions of the SBA Paycheck Protection Program Loan.

2.4.        Section 7.1 of the Credit Agreement (Indebtedness) is hereby amended by (i) deleting the word “and” at the end of clause (m), (ii) inserting “; and” at the end of clause (n), and (iii) adding a new clause (o) to the end thereof to read in its entirety as follows:

(o)          the SBA Paycheck Protection Program Loan.

Section 3.        Conditions Precedent.

The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent:

3.1.       The Administrative Agent shall have received copies (executed or certified, as may be appropriate) of all legal documents or proceedings taken in connection with the SBA Paycheck Protection Program Loan and the execution and delivery of this Amendment to the extent the Administrative Agent or its counsel may reasonably request.

3.2.        The Borrower, the Guarantors, the Required Lenders and the Administrative Agent shall have executed and delivered this Amendment.

Section 4.        Affirmation of Guarantors.

Each Guarantor hereby confirms that, after giving effect to this Amendment, each Loan Document to which such Guarantor is a party continues in full force and effect and is the legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.  The Borrower and each Guarantor acknowledge and agree that (a) nothing in the Credit Agreement, this Amendment, or any other Loan Document shall be deemed to require the consent of such Guarantor to any future amendments to the Credit Agreement and (b) the Lenders are relying on the assurances provided in this Section in entering into this Amendment and maintaining credit outstanding to the Borrower.

Section 5.        Acknowledgement of Liens.

The Borrower and the Guarantors hereby acknowledge, confirm and agree that the Administrative Agent has a valid, enforceable and perfected first‑priority lien upon and security interest in the Collateral granted to the Administrative Agent pursuant to the Loan Documents (subject only to Permitted Liens), and nothing herein contained shall in any manner affect or impair the priority of the Liens created and provided for thereby as to the indebtedness, obligations, and liabilities which would be secured thereby prior to giving effect to this Amendment.

Section 6.        Representations and Warranties of Borrower and Guarantors.

To induce the Administrative Agent and the Lenders to enter into this Amendment, the Borrower and the Guarantors hereby represent and warrant to the Administrative Agent and the Lenders that, as of the date hereof, (a) after giving effect to this Amendment, the representations and warranties set forth in Section 5 of the Credit Agreement and in the other Loan Documents, including this Amendment, are and shall remain true and correct (or, in the case of any representation or warranty not qualified as to materiality, true and correct in all material respects), except to the extent the same expressly relate to an earlier date (and in such case shall be true and correct (or, in the case of any representation or warranty not qualified as to materiality, true and correct in all material respects) as of such earlier date), (b)  no Default or Event of Default exists or shall result after giving effect to this Amendment, and (c) the Borrower and each Guarantor has the power and authority to execute, deliver, and perform this Amendment and has taken all necessary action to authorize their execution, delivery, and performance of this Amendment.

Section 7.       Miscellaneous.

7.1.        This Amendment shall be binding on and shall inure to the benefit of the Borrower, the Guarantors, the Administrative Agent, the Lenders, and the L/C Issuer, and their respective successors and assigns.  The terms and provisions of this Amendment are for the purpose of defining the relative rights and obligations of the Borrower, the Guarantors, the Administrative Agent, the Lenders, and the L/C Issuer with respect to the transactions contemplated hereby, and there shall be no third-party beneficiaries of any of the terms and provisions of this Amendment.

7.2.     This Amendment constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all other understandings, oral or written, with respect to the subject matter hereof.  Except as specifically amended hereby, all of the terms and conditions set forth in the Credit Agreement shall stand and remain unchanged and in full force and effect.

7.3.        Section and sub-section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

7.4.       Wherever possible, each provision of this Amendment shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

7.5.       Except as otherwise provided in this Amendment, if any provision contained in this Amendment is in conflict with, or inconsistent with, any provision in any of the Loan Documents, the provision contained in this Amendment shall govern and control.

7.6.       This Amendment may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement.  Delivery of an executed signature page to this Amendment by facsimile transmission or by e‑mail transmission of an Adobe portable document format file (also known as a “PDF” file) shall be effective as delivery of a manually executed counterpart hereof.

7.7.        The provisions contained in Sections 11.7 (Governing Law; Jurisdiction; Etc.) and 11.8 (Waiver of Jury Trial) of the Credit Agreement are incorporated herein by reference to the same extent as if reproduced herein in their entirety, except with reference to this Amendment rather than the Credit Agreement.

[Signature Pages to Follow]

In Witness Whereof, the parties hereto have caused their duly authorized officers to execute and deliver this Amendment as of the date first set forth above.

“Borrower”

Turning Point Brands, Inc.

By:	/s/ Robert Lavan
	Name:	Robert Lavan
	Title:	Chief Financial Officer

“Guarantors”

North Atlantic Trading Company, Inc.
Intrepid Brands, LLC
National Tobacco Company, L.P.
National Tobacco Finance, LLC
North Atlantic Operating Company, Inc.
North Atlantic Cigarette Company, Inc.
RBJ Sales, Inc.
Turning Point Brands, LLC
TPB Beast LLC
TPB Shark, LLC
TPB International, LLC
VaporFi Franchising, LLC
Nu-X Ventures, LLC

By:	/s/ Robert Lavan
	Name:	Robert Lavan
	Title:	Chief Financial Officer

[Signature Page to Third Amendment to Amended and Restated First Lien Credit Agreement
—Turning Point Brands, Inc.]

“Lenders”

Fifth Third Bank, National Association, as a Lender, as L/C Issuer, and as Administrative Agent

By:	/s/ James D Belte
	Name:	James D Belte
	Title:	Vice President

[Signature Page to Third Amendment to Amended and Restated First Lien Credit Agreement
—Turning Point Brands, Inc.]